Exhibit 99.3
Goldleaf Financial Solutions, Inc.
Pro-Forma
Financial Statements
September 30, 2007

On January 17, 2008 (the “Closing Date”), Goldleaf Financial Solutions, Inc. (“Goldleaf”) completed the acquisition of Alogent Corporation (“Alogent”) for $42.6 million in consideration, comprised of $32.9 million in cash, $2.7 million in shares of Goldleaf’s common stock, and $7.0 million in promissory notes convertible into shares of common stock.
The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition of Alogent had taken place on September 30, 2007. The unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2006 and nine months ended September 30, 2007, have been prepared as if the acquisition had taken place on January 1, 2006. Goldleaf has a fiscal year end of December 31.
The unaudited pro forma combined financial statements have been prepared by Goldleaf based upon certain assumptions as disclosed in the accompanying footnotes. The unaudited pro forma combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or future results of operations of Goldleaf, or of the financial position or results of operations of Goldleaf that would have actually occurred had the acquisition been in effect as of the date or for the period presented. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.
The unaudited pro forma combined financial statements should be read in conjunction with Goldleaf’s separate historical financial statements and notes, the historical financial statements and notes of the operations of Alogent contained elsewhere in this filing, and in conjunction with the related notes to these unaudited pro forma combined financial statements. In management’s opinion, all adjustments necessary to reflect the effect of this transaction have been made.

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Condensed Combined Balance Sheet (in thousands)
September 30, 2007

	10-Q		Pro Forma		Pro Forma
	Goldleaf	Alogent	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$725	$5,521	$(33,844	)(1)	$4,402
			32,000	(2)

Restricted cash	4,355	—	—		4,355
Accounts receivable, net	8,145	5,411	—		13,556
Deferred costs	1,256	208	—		1,464
Inventory	390	—	—		390
Investment in direct financing leases	2,335	—			2,335
Other current assets	2,934	305	(14	)(3)	3,225

Total current assets	20,140	11,445	(1,858)		29,727
Property and equipment, net	3,793	162	—		3,955
Other assets
Goodwill	32,631	—	23,627	(4)	56,258
Software development costs, net	4,189	—	—		4,189
Deferred tax assets	2,821	—	(2,821	)(3)	—
Intangible assets, net	14,590	—	27,046	(5)	41,636
Investment in direct financing leases, net of current portion	2,888	—			2,888
Other assets	26	5	—		31

Total assets	$81,078	$11,612	$45,994		$138,684

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$2,375	$403	$4,924	(6)	$7,702
Accrued expenses and other liabilities	2,504	3,305	—		5,809
Deferred revenue	4,902	5,941	—		10,843
Other current liabilities	6,550	—	—		6,550

Total current liabilities	16,331	9,649	4,924		30,904

Long-term liabilities
Revolving line of credit	10,000	—	32,000	(2)	42,000
Long-term debt	—	—	7,000	(7)	7,000
Deferred revenue	1,179	210	—		1,389
Other non-current liabilities	4,364	—	1,185	(3)	5,549

Total liabilities	31,874	9,859	45,109		86,842

Shareholders’ equity	49,204	1,753	2,638	(8)	51,842
			(1,753	)(9)

Total liabilities and shareholders’ equity	$81,078	$11,612	$45,994		$138,684

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Condensed Combined Statements of Operations (in thousands, except per share data)
Year Ended December 31, 2006

	10-K		Pro Forma		Pro Forma
	Goldleaf	Alogent	Adjustments		Combined
Revenue	$55,651	$15,610	$—		$71,261
Cost of revenue	10,494	6,074	—		16,568

Gross profit	45,157	9,536	—		54,693

Operating expenses
General and administrative expenses	22,796	1,461	—		24,230
Marketing and selling expenses	18,765	4,840	—		23,605
Research and development	1,099	3,083	436	(13)	4,605
Amortization	1,984	—	2,997	(10)	4,981
Loss on extinguishment of debt	1,602	—	—		1,602
Other operating expenses	36	—	—		36

Total operating expenses	46,282	9,384	3,433		59,059

Operating income (loss)	(1,125)	152	(3,433)		(4,366)
Interest income (expense)	(2,597)	(1)	(2,410	)(11)	(5,008)
Other income (expense)	—	83	—		83

Income (loss) before income taxes	(3,722)	234	(5,843)		(9,291)
Income tax benefit	(750)	—	(2,250	)(14)	(3,000)

Net Income (Loss)	(2,972)	234	(3,594)		(6,292)
Preferred stock dividends and deemed distributions	(19,386)	—	—		(19,386)

Net Income (Loss) Available to Common Stockholders	$(22,358)	$234	$(3,594)		$(25,678)

Net Income (Loss) per share
Basic and diluted	$(3.62)			(12)	$(3.18)

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Condensed Combined Statements of Operations (in thousands, except per share data)
Nine Months Ended September 30, 2007

	10-Q		Pro Forma		Pro Forma
	Goldleaf	Alogent	Adjustments		Combined
Revenue	$42,135	$14,937	$—		$57,072
Cost of revenue	9,033	5,512	—		14,545

Gross profit	33,102	9,425	—		42,527

Operating expenses
General and administrative expenses	15,774	1,501	—		17,275
Marketing and selling expenses	13,676	3,997	—		17,673
Research and development	1,576	2,831	—		4,407
Amortization	1,745	—	2,248	(10)	3,993
Other operating expenses	27	5	—		32

Total operating expenses	32,798	8,334	2,248		43,380

Operating income (loss)	304	1,091	(2,248)		(853)
Interest income (expense)	(570)	26	(1,808	)(11)	(2,352)

Income (loss) before income taxes	(266)	1,117	(4,056)		(3,205)
Income tax benefit	(82)	—	(1,561	)(14)	(1,643)

Net Income (Loss) Available to Common Stockholders	$(184)	$1,117	$(2,494)		$(1,561)

Net Income per share
Basic and diluted	$(0.01)			(12)	$(0.08)

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Notes to the Pro-Forma Financial Statements (in thousands, except per share data)
Note 1: Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition of Alogent Corporation (“Alogent”) had taken place on September 30, 2007. The unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2006 and nine months ended September 30, 2007, have been prepared as if the acquisition had taken place on January 1, 2006. Goldleaf Financial Solutions, Inc. (“Goldleaf”) has a fiscal year end of December 31.
The unaudited pro forma combined financial statements have been prepared by Goldleaf based upon certain assumptions as disclosed in the accompanying footnotes. The unaudited pro forma combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or future results of operations of Goldleaf, or of the financial position or results of operations of Goldleaf that would have actually occurred had the acquisition been in effect as of the date or for the period presented. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.
The unaudited pro forma combined financial statements should be read in conjunction with Goldleaf’s separate historical financial statements and notes, the historical financial statements and notes of the operations of Alogent contained elsewhere in this filing, and in conjunction with the related notes to these unaudited pro forma combined financial statements. In management’s opinion, all adjustments necessary to reflect the effect of this transaction have been made.
Note 2: Preliminary Purchase Price
On January 17, 2008 (the “Closing Date”), Goldleaf completed the acquisition of Alogent for $42.6 million in consideration, comprised of $32.9 million in cash, $2.7 million in shares of Goldleaf’s common stock, and $7.0 million in promissory notes convertible into shares of common stock. On January 17, 2008 Goldleaf also amended the Second Amended and Restated Credit Agreement dated November 30, 2006 by and among the Company, Bank of America, The Peoples Bank and Wachovia Bank. The parties to the amendment agreed to certain changes to the Credit Agreement, including the following:
•	the Revolving Loan Commitment was increased by $5.0 million to $45.0 million;

•	the limit on annual Capital Expenditures was increased from $5.0 million to $7.0 million;

•	two additional applicable interest rates were added to the pricing grid, with a maximum level of LIBOR plus 3% (or base rate plus 0.50%), determined by the Funded Debt to EBITDA Ratio (as defined);

•	the Funded Debt to EBITDA Ratio (as defined) was increased to 4.2 with a graduated step-down through 2008 to 3.0 for 2009 and beyond;

•	a Senior Funded Debt to EBITDA Ratio (as defined) was added, beginning at 3.5 with a graduated step down to 3.0 for the fourth quarter of 2008 and beyond; and

•	consent was given for the Alogent acquisition.
Goldleaf borrowed $32.0 million against the revolving loan commitment to fund the Alogent acquisition.
The Convertible Notes, which were executed by Goldleaf and delivered to the Alogent shareholders on the closing date, have a 24 month term and a 7.0% annual interest rate payable quarterly in arrears. The principal under the convertible notes is convertible, at the option of the holder, into shares of our common stock at a conversion price of $4.50 per share.

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Notes to the Pro-Forma Financial Statements (in thousands, except per share data)
Note 2: Preliminary Purchase Price (continued)
The 1,889 shares of Goldleaf common stock issued to the Alogent shareholders were valued at $1.40 per share, which is the average of the closing prices for Goldleaf’s shares for the two days before and after the Closing Date. The estimated direct transaction cost consist primarily of legal and accounting fees and other external costs related directly to the acquisition.
The preliminary purchase price is summarized as follows:

Cash Consideration, net of cash acquired	$32,844
Convertible notes	7,000
Stock consideration	2,638
Estimated direct transaction costs	1,000

Total preliminary purchase price	$43,482

Note 3: Preliminary Purchase Price Allocation
For pro forma purposes, the total estimated purchase price was allocated to Alogent’s net tangible and identifiable intangible assets based on their estimated fair values as of September 30, 2007. The excess of the purchase price over the fair value of net assets acquired has been classified as goodwill. The preliminary allocation of the estimated purchase price as of September 30, 2007 is as follows:

		Useful	Estimated	Estimated
	Fair	Life	Annual	9-month
	Value	(in years)	Amortization	Amortization

Net tangible assets acquired/ (liabilities assumed)	$(7,191)
Identifiable intangible assets:
Customer relationships	8,790	10	$879	$659
Tradenames and trademarks	4,580	Indefinite
Internally developed technology	12,050	7	1,721	1,291
In-process research & development	436	Write-off
Covenant-not-to-compete agreement	1,190	3	397	298

Identifiable intangible assets	27,046		$2,997	$2,248

Goodwill	23,627

Aggregate preliminary purchase price	$43,482

The unaudited pro forma combined financial information reflects a preliminary allocation of the purchase price. The estimated fair values of the assets acquired and liabilities assumed are not yet complete and are subject to future adjustments. The final purchase price allocation will be based on Alogent’s closing balance sheet as of January 17, 2008. The significant items which could change are tangible and intangible assets, goodwill, and commitments and contingencies. The valuations of these significant items are currently underway and are subject to adjustment.

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Notes to the Pro-Forma Financial Statements (in thousands, except per share data)
Note 4: Pro Forma Net Loss Per Share
The pro forma basic and diluted loss per share are based on the weighted average number of shares of Goldleaf common stock outstanding and the number of shares of Goldleaf common stock to be issued in connection with the merger.

			Pro Forma
	Goldleaf	New	Combined
	Weighted	Goldleaf	Weighted
	Average Shares	Shares Issued	Average Shares

Shares outstanding for the year ended December 31, 2006	6,181	1,889	8,070

Shares outstanding for the nine months ended September 30, 2007	17,275	1,889	19,164
The convertible promissory note on an “as-if” converted basis is anti-dilutive. As a result, the shares are excluded from the pro forma combined weighted average shares.
Note 5: Pro Forma Adjustments
The unaudited pro forma condensed combined statements of operations reflect the combined results of operations of Goldleaf and Alogent for the year ended December 31, 2006 and the nine months ended September 30, 2007 as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet assumes that the acquisition took place on September 30, 2007 and combines Goldleaf’s unaudited balance sheet at September 30, 2007 with Alogent’s unaudited balance sheet at September 30, 2007.
The following adjustments are reflected in the unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet to reflect the estimated impact of the merger on the historical combined results of Goldleaf and Alogent.
1.	Adjustment includes $32,844 of cash used for the acquisition and payment of estimated direct acquisition costs of $1,000.

2.	Adjustment to reflect the increase of the revolving line of credit of $32,000 at an interest rate of 6% (see adjustment #11 below) per year. Cash on hand at Goldleaf and debt from the line of credit was sufficient on the acquisition date of January 17, 2008 to fund the acquisition.

3.	Adjustment to recognize deferred tax assets and liabilities for the tax consequences of deductible and taxable temporary differences between the assigned values and the tax basis of identifiable assets and liabilities.

4.	Adjustment reflects estimated goodwill from the acquisition after allocating the purchase price to the fair value of identifiable net assets acquired.

5.	Adjustment to reflect intangible assets identified and the fair values assigned, which are preliminary and subject to completion of our fair value estimate.

6.	Adjustment to record liabilities incurred Alogent related to the acquisition. This included payments related to investment banking fees, incentive bonuses and legal costs at acquisition date. These expenses are not included in the pro forma results for the year ended December 31, 2006 or the nine months ended September 30, 2007.

7.	Adjustment to recognize the subordinated convertible promissory notes issued as a portion of the consideration provided related to the acquisition. This note has a 24 month maturity and conversion is at the option of the note holder.

8.	Adjustment to reflect the issuance of 1,889 shares of Goldleaf common stock to Alogent shareholders as part of the acquisition consideration.

9.	Adjustment to remove historical Alogent stockholders’ equity.

10.	To record amortization expenses relate to intangible assets acquired as part of the merger.

Goldleaf Financial Solutions, Inc. — Unaudited Pro-Forma
Notes to the Pro-Forma Financial Statements (in thousands, except per share data)
Note 5: Pro Forma Adjustments (continued)
11.	Adjustment to increase interest expense for the new debt in conjunction with the acquisition as if the acquisition occurred at the beginning of the period. Interest rate is LIBOR +3% on the line of credit and 7% on the convertible promissory note. The impact of the LIBOR variance on net income of a 1/8% interest variance is approximately $40.

12.	Adjustment to reflect the issuance of 1,889 shares of common stock pursuant to the Agreement and Plan of Merger dated January 17, 2008, assuming issuance at the beginning of the period. The convertible promissory note on an “as-if” converted basis is anti-dilutive. As a result, the common stock equivalents related to the convertible promissory note are excluded from the pro forma combined weighted average shares.

13.	Adjustment for in-process research and development write-off at acquisition date.

14.	Adjustment to recognize the income tax benefit of the pro forma adjustments.